Exhibit 99

Journal Media Group Reports Third Quarter 2015 Results

Board Declares Cash Dividend of $0.06 per share

MILWAUKEE--(BUSINESS WIRE)--November 13, 2015--Journal Media Group, Inc. (NYSE:JMG) today announced results for its third quarter ended September 30, 2015, and the declaration of a cash dividend of $0.06 per share, payable on December 4, 2015, to shareholders of record as of the close of business on November 23, 2015.

“I’m pleased with the ongoing commitment of our team to deliver quality local journalism and build local media brands that matter, especially in light of the challenging revenue environment our industry is facing,” said Tim Stautberg, president and CEO of Journal Media Group. “We’re eager to bring our commitment to serving local markets to our new and larger family in the future, while continuing to realize operating efficiencies that will enable us to deliver on our promise to strengthen lives and communities.”

Gannett and Journal Media Group announced on October 7, 2015, that they have entered into a definitive merger agreement under which Gannett will acquire all of the outstanding common stock of Journal Media Group for approximately $280 million, net of acquired cash. Journal Media Group shareholders will receive $12.00 per share in cash, which represents a premium of 44.6% based on the closing price of Journal Media Group stock on October 7, 2015. The transaction is expected to close in the first quarter of 2016.

The third quarter results reflect the operations of the newly combined Journal Media Group, with the Journal Communications, Inc.’s newspaper business (“Journal”) presented using the acquisition method effective April 1, 2015. First quarter and prior-year reported GAAP financials in the attached tables and in the Form 10-Q, which will be filed later today, have been prepared on a “carve-out” basis derived from the financial statements of The E. W. Scripps Company (“Scripps”). The Journal newspaper business is reflected only in the third quarter and year-to date results from April 1, 2015 to September 30, 2015.

In order to enhance investors’ understanding of the expected financial performance of the company’s business as a stand-alone entity, non-GAAP information has been provided in this release to reflect the merger of the Scripps newspaper business with Journal (the “newspaper mergers”) as if the merger had occurred January 1, 2014. Please note that the Merged Company results may not be indicative of results that may occur in the future. Any discussions of Merged Company results can be referenced in Table No. 2 and Table No. 3 below.

Results Summary (dollars in thousands)
GAAP Results	3Q 2015	3Q 2014
Revenue	$110,306	$84,543
Operating Loss	($598)	($8,441)
Net Loss	($488)	($9,053)

Non-GAAP Results	3Q 2015	3Q 2014 (Merged Company)
Revenue	$110,306	$120,226
EBITDA	$5,336	$123
Adjusted EBITDA	$8,177	$5,985

See “Use of Non-GAAP Financial Measures” below and the reconciliations of these non-GAAP measures to the most comparable GAAP measures in Table No. 2 and Table No. 3

Third Quarter 2015 GAAP Reported Results

Note that unless otherwise indicated, all comparisons are to the third quarter ended September 30, 2014.

In the third quarter, revenue of $110 million increased 31 percent, with the increase in revenue from the acquisition of the Journal newspapers partially offset by revenue declines at the former Scripps newspapers. Expenses increased 19 percent driven by the acquisition of the Journal newspapers, partially offset by declines in payroll, benefits and variable costs at the former Scripps newspapers. There was a net loss of $0.5 million compared to a loss attributable to parent of $9.1 million.

Third Quarter 2015 Non-GAAP Merged Company Results

All discussions of Merged Company Revenue, EBITDA, Merged Company EBITDA, Adjusted EBITDA and Adjusted Merged Company EBITDA can be referenced in Table No. 2 and Table No. 3. These Merged Company numbers are intended to enhance investors’ understanding of the historic financial performance of the company’s business as a stand-alone company, adjusted to give effect to the newspaper mergers. Please note that the Merged Company results may not be indicative of results that may occur in the future. Note that unless otherwise indicated, all comparisons are to the Merged Company quarterly information ended September 30, 2014.

Revenue, found in Table No. 2, was $110 million in the third quarter, down 8 percent compared to non-GAAP Merged Company Revenue in the prior-year period, primarily due to a nearly 10 percent decline in advertising and marketing services revenue. Advertisers continued to reduce their spending in the quarter, leading to a 6 percent decline in retail display revenue and, together with declining volumes, contributed to an 11 percent decline in preprint advertising. Digital revenue declined 13 percent in the quarter as the continued audience shift to mobile consumption and programmatic buying put pressure on digital ad inventory and rates, respectively. Total classified was down 12 percent.

Subscription revenue of nearly $39 million declined 5 percent, as lower volume more than offset price increases.

The loss of several large commercial printing customers in Knoxville and Milwaukee led to an 11 percent decline in other revenue.

Adjusted EBITDA, as defined in Table No. 3, was $8.2 million, up 37 percent versus the prior year period, benefited by a $1.4 million decrease in employee benefits resulting from favorable medical claims experience and a reduction in the number of employees.

Cash Flow

Our cash balance at the end of September was $23 million. Year-to-date we have paid dividends totaling $0.10 per share, using $2.5 million of cash. Year-to-date capital expenditures were $3 million, primarily related to production equipment replacements and the purchase of information technology equipment.

We did not repurchase any shares in the third quarter of 2015.

Dividend Declared

The Board of Directors declared a cash dividend of $0.06 per share, payable on December 4, 2015 to shareholders of record as of the close of business on November 23, 2015.

2015 Merged Company Outlook

The company expects fourth quarter 2015 total revenue to be down in the high-single-digits when compared to the quarterly Merged Company Revenue in the prior-year period set forth in Table No. 2.

The company anticipates fourth quarter 2015 operating expenses, excluding transition and integration-related costs and workforce reduction charges, to decline at a high-single-digit rate compared to the Merged Company Expenses in the prior-year period.

Finally, the company anticipates incurring fourth quarter acquisition and integration-related activities for the Scripps and Gannett transactions of approximately $3 million, net, primarily driven by integration-related expenses for the Scripps transaction.

About Journal Media Group

Journal Media Group (NYSE: JMG), headquartered in Milwaukee, is a media company with print and digital publishing operations serving 14 U.S. markets in nine states, including the Milwaukee Journal Sentinel, the Naples Daily News, The Commercial Appeal in Memphis, and Ventura County Star in California. Formed in 2015 through a merger of the newspaper operations of The E.W. Scripps Company and Journal Communications, Inc., the company serves local communities with daily newspapers, affiliated community publications, and a growing portfolio of digital products that inform, engage and empower readers and advertisers. Learn more at www.journalmediagroup.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Journal Media Group, this press release includes references to Merged Company Revenue, EBITDA, Merged Company EBITDA, Adjusted EBITDA and Adjusted Merged Company EBITDA. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP), and Journal Media Group’s use of the terms Merged Company Revenue, EBITDA, Merged Company EBITDA, Adjusted EBITDA and Adjusted Merged Company EBITDA may vary from that of others in the company’s industry. Merged Company Revenue, Merged Company EBITDA and Adjusted Merged Company EBITDA should not be considered as an alternative to net income (loss), income from operations, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance. Further information regarding Journal Media Group’s presentation of these measures, including a reconciliation of Merged Company Revenue, EBITDA, Merged Company EBITDA, Adjusted EBITDA and Adjusted Merged Company EBITDA to the most directly comparable US GAAP financial measure, is included below in this press release.

Forward-Looking Statements

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of JMG and certain plans and objectives of JMG with respect thereto, including certain matters relating to the proposed merger with Gannett Co., Inc. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, (i) relating to the proposed merger with Gannett: uncertainties as to the expected closing date of the proposed merger; potential disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the risk of litigation and other legal proceedings related to the proposed merger; changes in economic, business or political conditions, licensing requirements or tax matters; risks related to the timing (including possible delays) of the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the possibility that the proposed merger does not close, including, but not limited to, due to the failure to obtain shareholder approval or the failure to satisfy the other closing conditions; and the risk that the merger agreement may be terminated in certain circumstances that require us to pay Gannett a termination fee of $9 million; and (ii) relating to JMG’s business: competition in the markets JMG serves; the possibility that expected synergies and value creation from the newspaper mergers will not be realized, or will not be realized in the expected time period; the risks that Journal’s and Scripps’ respective newspaper businesses will not be integrated successfully; inability to retain and attract qualified personnel; disruption from the newspaper mergers making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; JMG’s expectations regarding the period during which it qualifies as an “emerging growth company” under the Jumpstart our Business Startups Act; and changes in economic, business or political conditions, or licensing requirements or tax matters. These forward-looking statements are based on numerous assumptions and assessments made by JMG in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this press release could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this press release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. JMG does not assume any obligation to update the information contained in this press release (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in JMG’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its reports filed on Form 10-Q and Form 8-K during 2015.

Additional Information and Where to Find It

The proposed merger involving JMG and Gannett Co., Inc. will be submitted to the shareholders of JMG for their consideration. In connection with the proposed merger, JMG will prepare a proxy statement for the shareholders of JMG to be filed with the Securities and Exchange Commission (the “SEC”), and JMG will mail the proxy statement to its shareholders and file other documents regarding the proposed merger with the SEC. JMG urges investors and shareholders to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the proxy statement and other documents (when they are available) free of charge at the SEC’s web site, http://www.sec.gov or from JMG upon request to Jason R. Graham, Senior Vice President, Chief Financial Officer and Treasurer, at 414-224-2440 or jason.graham@jmg.com.

Participants in the Merger Solicitation

This communication is not a solicitation of a proxy from any investor or shareholder. However, JMG and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of JMG in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about JMG’s directors and executive officers in its Registration Statement on Form S-4 (Registration No. 333-201540) originally filed with the SEC on January 16, 2015 and declared effective on February 6, 2015 and JMG’s subsequently filed reports with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015. These documents can be obtained free of charge from the sources indicated above.

Tables Follow

Table No. 1

JOURNAL MEDIA GROUP INC.
Condensed Consolidated and Combined Statements of Operations (unaudited)
(dollars and shares in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2015	September 30, 2014	% Change	September 30, 2015	September 30, 2014	% Change

Operating revenue:
Advertising and marketing services	$63,021	$51,160	23.2	$185,524	$168,020	10.4
Subscriptions	38,658	28,738	34.5	109,201	90,736	20.4
Other	8,627	4,645	85.7	22,873	16,474	38.8
Total revenue	110,306	84,543	30.5	317,598	275,230	15.4

Operating costs and expenses:
Cost of sales (exclusive of items shown below)	60,030	50,551	18.8	169,250	153,967	9.9
Selling, general and administrative	44,782	37,271	20.2	132,121	124,409	6.2
Defined pension and benefit plan expense	158	673	(76.5)	1,616	6,119	(73.6)
Depreciation and amortization	5,934	4,489	32.2	15,183	12,888	17.8
Total operating costs and expenses	110,904	92,984	19.3	318,170	297,383	7.0

Operating loss	(598)	(8,441)	92.9	(572)	(22,153)	97.4

Other expense, net	(550)	(415)	(32.5)	(399)	(1,082)	63.1

Loss before income taxes	(1,148)	(8,856)	87.0	(971)	(23,235)	95.8

Provision (benefit) for income taxes	(660)	197	F	(264)	213	F

Net loss	$(488)	$(9,053)	94.6	$(707)	$(23,448)	97.0

Weighted average number of shares*
Basic	24,408	14,450		21,120	14,450
Diluted	24,408	14,450		21,120	14,450

Loss per share:
Basic	$(0.02)	$(0.63)		$(0.05)	$(1.62)
Diluted	$(0.02)	$(0.63)		$(0.05)	$(1.62)

Dividends declared per share	$0.06	$—		$0.10	$—

F Greater than 100% favorable variance

*The weighted average number of common shares outstanding assumes the 14,450 shares of Journal Media Group common stock issued to Scripps shareholders were outstanding as of January 1, 2014.

Table No. 2

JOURNAL MEDIA GROUP INC.
Revenues and Merged Company Revenues, Non-GAAP Information (unaudited) (dollars in thousands)

	Three Months Ended			Nine Months Ended
		Merged Company		Merged Company	Merged Company
	September 30, 2015	September 30, 2014	% Change	September 30, 2015	September 30, 2014	% Change

Advertising and marketing services	$63,021	$69,633	(9.5)	$200,897	$224,549	(10.5)
Subscriptions revenue *	38,658	40,858	(5.4)	120,397	126,399	(4.7)
Other revenue **	8,627	9,735	(11.4)	29,007	33,202	(12.6)
Total revenue	$110,306	$120,226	(8.3)	$350,301	$384,150	(8.8)

	Three Months Ended
			Merged Company	Merged Company	Trailing Twelve months ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2015

Advertising and marketing services	$63,021	$67,397	$70,479	$81,258	$282,155
Subscriptions revenue *	38,658	39,267	42,472	43,550	163,947
Other revenue **	8,627	9,150	11,230	10,196	39,203
Total revenue	$110,306	$115,814	$124,181	$135,004	$485,305

Merged Company Revenue, a non-GAAP financial measure, takes into account the newspaper mergers by adjusting the performance of all periods prior to the date of the newspaper mergers (April 1, 2015) to include the financial results as if the company had owned the Journal Communications newspaper business for the entire period.

* Includes $341 and $1,076 purchase price revenue reduction for deferred revenue valuation at Journal Newspapers for the three months and nine months ended September 30, 2015, respectively.
** Includes $407 and $907 of revenue for services provided to Scripps under TSA agreements for the three months and nine months ended September 30, 2015, respectively.

Table No. 3
Journal Media Group Inc.
Non-GAAP EBITDA and Adjusted EBITDA (unaudited) (dollars in thousands)

	Three Months Ended			Nine Months Ended
		Merged Company		Merged Company	Merged Company
	September 30, 2015	September 30, 2014	% Change	September 30, 2015	September 30, 2014	% Change

Net loss	$(488)	$(7,445)		$(23)	$(20,222)
Provision (benefit) for income taxes	(660)	1,040		189	2,058
Total other expense, net	550	428		394	1,174
Depreciation and amortization	5,934	6,100		16,761	17,870
EBITDA	$5,336	$123	F	$17,321	$880	F

Pension adjustments (a) (b)	—	1,010		1,813	7,132
Historical corporate expenses	—	16,600		20,800	59,800
Estimated future corporate and shared service expenses, net of expected synergies	—	(12,328)		(12,328)	(36,984)
Transition and integration costs, net	2,620	—		6,372	—
Impairment of long-lived assets	—	—		265	—
Workforce reduction charges	221	580		1,139	1,391
Adjusted EBITDA	$8,177	$5,985	36.6	$35,382	$32,219	9.8

	Three Months Ended
			Merged Company	Merged Company	Trailing Twelve months ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2015

Net earnings (loss)	$(488)	$3,323	$(2,858)	$(55)	$(78)
Provision (benefit) for income taxes	(660)	296	553	1,656	1,845
Total other (income) and expense, net	550	125	(281)	384	778
Depreciation and amortization	5,934	5,378	5,449	5,616	22,377
EBITDA	$5,336	$9,122	$2,863	$7,601	$24,922

Pension adjustments (a) (b)	—	—	1,813	992	2,805
Historical corporate expenses	—	—	20,800	18,400	39,200
Estimated future corporate and shared service expenses, net of expected synergies	—	—	(12,328)	(12,328)	(24,656)
Transition and integration costs, net	2,620	3,752	—	—	6,372
Impairment of long-lived assets	—	265	—	—	265
Workforce reduction charges	221	355	563	3,669	4,808
Adjusted EBITDA	$8,177	$13,494	$13,711	$18,334	$53,716

(a) - Reflects an adjustment to eliminate the expense related to the defined benefit pension plans of the Memphis and Knoxville newspaper operations, the allocation of the Scripps pension expense and the allocation of Journal pension expense, all of which defined benefit plans were retained by Scripps as part of the master transaction agreement.

(b) - In the second quarter of 2014, unions ratified our plan to withdraw from the Graphics Communication International Union (GCIU) Employer Retirement Fund. Upon ratification of the agreement, we estimated the undiscounted liability to be approximately $6.5 million and in the second quarter of 2014 recorded a liability of $4.1 million for the present value of the withdrawal liability. The withdrawal liability was retained by Scripps in the transactions.

We define EBITDA as net earnings (loss) excluding earnings from discontinued operations, net, provision (benefit) for income taxes, total other (income) expense, net, depreciation and amortization. Our management uses EBITDA, among other things, to evaluate our operating performance. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.

We define Adjusted EBITDA as EBITDA before transition and integration-related costs, non-cash impairment charges and workforce reduction charges. Our management uses Adjusted EBITDA, among other things, to evaluate our operating performance. Adjusted EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. Adjusted EBITDA as we calculate it, may not be comparable to Adjusted EBITDA reported by other companies.

We define Merged Company EBITDA as net earnings (loss) before income taxes, total other (income) and expense, net and depreciation and amortization adjusted to give effect to the newspaper mergers for all periods prior to April 1, 2015. Our management uses Merged Company EBITDA, among other things, to evaluate our operating performance. Merged Company EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. Merged Company EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. Merged Company EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.

We define Adjusted Merged Company EBITDA as Merged Company EBITDA before transition and integration-related costs, non-cash impairment charges and workforce reduction charges further adjusted to reflect the estimated corporate and shared service expenses as a stand-alone company, net of expected future synergies. Our management uses Adjusted Merged Company EBITDA, among other things, to evaluate our operating performance. Adjusted Merged Company EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. Adjusted Merged Company EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. Adjusted Merged Company EBITDA as we calculate it, may not be comparable to Adjusted EBITDA reported by other companies.

F Greater than 100% favorable variance

Table No. 4

Journal Media Group, Inc.
Condensed Consolidated and Combined Balance Sheets (dollars in thousands)

	September 30, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$23,075	$—
Receivables, net	44,498	36,958
Inventories	7,697	6,184
Prepaid expenses and other current assets	10,821	1,937
Deferred income taxes	2,318	—
Total current assets	88,409	45,079
Property, plant and equipment, net	248,490	185,548
Goodwill	9,030	—
Other intangible assets, net	11,152	2,001
Other assets	4,113	2,018
Total assets	$361,194	$234,646

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$15,417	$10,573
Accrued compensation and benefits	22,358	12,404
Deferred revenue	33,219	21,136
Other current liabilities	6,698	4,097
Total current liabilities	77,692	48,210
Accrued employee compensation and benefits	4,068	4,201
Accrued pension and retirement benefits	14,674	5,318
Deferred income taxes	16,985	—
Multi-employer plan withdrawal liability	—	4,100
Other long-term liabilities	4,561	3,570
Stockholders' equity	240,760	166,793
Non-controlling interests	2,454	2,454
Total liabilities and equity	$361,194	$234,646

Note: The September 30, 2015 balance sheet reflects the acquisition of Journal Newspapers.

CONTACT:
Journal Media Group, Inc.
Jason Graham
Senior Vice President, CFO and Treasurer
414-224-2363